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                                                                    EXHIBIT 5.1


                       [LETTERHEAD OF ALSTON & BIRD LLP]


                               February 27, 2004


Indus International, Inc.
3301 Windy Ridge Parkway
Atlanta, Georgia 30339

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Indus International, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 5,000,000 shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), held by certain selling stockholders described in the Registration Statement (the "Selling Stockholders") for resale. We are furnishing this opinion letter pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, the Purchase Agreement dated February 6, 2004 by and among the Company and the Selling Stockholders (the "Purchase Agreement") and other agreements and documents that we deemed to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Purchase Agreement and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Selling Stockholders or their representatives and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we



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Indus International, Inc.
February 27, 2004
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do not express any opinion as to matters that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

         This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based upon the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                        ALSTON & BIRD LLP



                                        By: /s/ William S. Ortwein
                                           ------------------------------------
                                           A Partner